LIST OF SUBSIDIARIES OF

WINLAND OCEAN SHIPPING CORP.

(AS OF MARCH 30, 2012)

I. Subsidiaries, holding companies:

1.	Skyace Group Limited, a company organized under the laws of British Virgin Islands on September 22, 2006.
2.	Plentimillion Group Limited, a company organized under the laws of British Virgin Islands on July 5, 2006
3.	Best Summit Enterprises Limited, a company organized under the laws of British Virgin Islands on November 30, 2006. (in process of de-registration because of the disposal of VIEs)
4.	Wallis Development Limited, a company organized under the laws of Hong Kong on December 9, 2006. (in process of de-registration because of the disposal of VIEs)
5.	Beijing Huate Xingye Technology Limited, a company registered in the People’s Republic of China on March 18, 2008. (in process of de-registration because of the disposal of VIEs)

II. Subsidiaries of PGL, businesses in transportation and chartering:

1.	Winland Shipping Co., Ltd., a company organized under the laws of Hong Kong on August 11, 2000.
2.	Kinki International Industrial Limited, a company organized under the laws of Hong Kong on May 2, 2006.
3.	Bestline Shipping Limited, a company organized under the laws of Hong Kong on January 27, 1994.
4.	Lancrusier Development Co., Limited, a company organized under the laws of Hong Kong on July 11, 1995.
5.	Win Star Shipping Co., Ltd., a company organized under the laws of St. Vincent and the Grenadines on June 21, 2000 (in process of de-registration because of the sale of M/V Win Star in 2011)
6.	Bodar Shipping Co., Ltd., a company organized under the laws of SVG on January 7, 2004
7.	Winland Dalian Shipping S.A., a company organized under the laws of Panama and registered in Hong Kong on June 8, 2005
8.	Treasure Way Shipping Limited, a company organized under the laws of Hong Kong on May 27, 2002
9.	Win Eagle Shipping Co., Ltd., a company organized under the laws of Malta on July 29, 2002
10.	Win Bright Shipping Co., Ltd. a company organized under the laws of Malta on February 8, 2002
11.	Win Ever Shipping Co., Ltd., a company organized under the laws of Malta on February 8, 2002
12.	Win Glory S.A., a company organized under the laws of Panama and registered in Hong Kong on April 2, 2003 (in the process of de-registration because of the sale of M/V Win Glory)
13.	Win Moony Shipping Co., Ltd., a company organized under the laws of Malta on September 26, 2003

14.	Win Grace Shipping Co., Ltd., a company organized under the laws of Malta on September 4, 2003
15.	Win Hope Shipping Co., Ltd., a company organized under the laws of Malta on June 14, 2001
16.	Bodar Shipping S.A., a company incorporated and registered in Panama on February 12, 2009 (currently in the process of de-registration because of the sale of M/V Bodar)
17.	Win Moony Shipping S.A., a company incorporated and registered in Panama on April 30, 2009
18.	Bao Shun Shipping S.A., a company incorporated and registered in Panama on June 10, 2009
19.	Winland International Shipping Co., Limited, a company incorporated and registered in Hong Kong on August 27, 2009
20.	Fon Tai Shipping Co., Limited was incorporated and registered in Hong Kong on March 1, 2010
21.	Won Lee Shipping Co., Limited was incorporated and registered in Hong Kong on March 1, 2010
22.	Kin Ki International Industrial Limited was incorporated and registered in BVI on January 4, 2010
23.	Win Bright Shipping S.A. was incorporated and registered in Panama on November 15, 2010
24.	Win Ever Shipping S.A. was incorporated and registered in Panama on December 3, 2010